FROST & SULLIVAN
沙利文

Suite 3006, Two Exchange Square
8 Connaught Place, Central
Hong Kong
Tel: 852 2191 7566
Fax: 852 2191 7995
www.frost.com

28 December 2023

Sea Forrest International Limited

8 Penjuru Lane
Singapore 609189
+65 6291 4444

Re: Consent of Frost & Sullivan Limited.

Ladies and Gentlemen,

We understand that Sea Forrest International Limited (the **"Company"**) intends to file a draft registration statement (the **"Registration Statement"**) with the United States Securities and Exchange Commission (the **"SEC"**) in connection with its proposed initial public offering (the **"Proposed IPO"**).

We hereby consent to the references to our name and the inclusion of information, data, and statements from our research reports and amendments thereto, including but not limited to the industry research report titled "The Interconnect Product Market Independent Market Research" (the "Report"), and any subsequent amendments to the Report, as well as the citation of our research report and amendments thereto, (i) in the Registration Statement and any amendments thereto, (ii) in any written correspondences with the SEC, (iii) in any other future filings with the SEC by the Company, including, without limitation, filings on Form 20-F, Form 6-K or other SEC filings (collectively, the **"SEC Filings"**), (iv) on the websites of the Company and its subsidiaries and affiliates, (v) in institutional and retail road shows and other activities in connection with the Proposed IPO, and in other publicity materials in connection with the Proposed IPO.

We further hereby consent to the filing of this letter as an exhibit to the Registration Statement and any amendments thereto and as an exhibit to any other SEC Filings. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

FROST & SULLIVAN
沙利文

Suite 3006, Two Exchange Square
8 Connaught Place, Central
Hong Kong
Tel: 852 2191 7566
Fax: 852 2191 7995
www.frost.com

Yours faithfully
For and on behalf of
Frost & Sullivan Limited

Name: Terry Tse
Title: Consulting Director